UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 6, 2016

PASSUR AEROSPACE, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At his request, for the next four months, William S. Leber, Jr., the Senior Vice President, Strategic Alliances and Government Affairs of PASSUR Aerospace, Inc. (the “Company”) will work three days per week and be paid 62.5% of his prior full time salary and receive 62.5 % of the holiday and other paid time off benefits that he received when working full time. Mr. Leber’s other benefits will continue in full.  At the end of the four month period, the Company and Mr. Leber will together determine the number of hours Mr. Leber will work going forward.

As previously contemplated in Exhibit 99.1 to the Form 8-K filed by the Company on June 26, 2015, the Company has entered into an agreement with David M. Henderson, the Company’s Senior Vice President and Chief Financial Officer, pursuant to which Mr. Henderson will be paid nine months base salary in the event a change in control of the Company causes, within 9 months of the change in control an involuntary or voluntary for “Good Reason” termination of his employment. The foregoing description of the agreement with Mr. Henderson is a summary only and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2016 Annual Meeting of Shareholders of the Company held on April 6, 2016, the shareholders elected each of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Shareholders also held a non-binding advisory vote to approve the Company’s executive compensation and ratified the Audit Committee’s appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year. The voting results are listed below:

1)	To elect the following individuals to serve as directors to hold office until the 2017 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Vote
G.S. Beckwith Gilbert	6,086,448	138,502	477,801
James T. Barry	5,944,794	280,156	477,801
John R. Keller	6,086,448	138,502	477,801
Paul L. Graziani	6,214,621	10,329	477,801
Kurt J. Ekert	6,214,621	10,329	477,801
Peter L. Bloom	6,214,621	10,329	477,801
Richard L. Haver	6,214,621	10,329	477,801
Robert M. Stafford	6,214,621	10,329	477,801
Ronald V. Rose	6,214,621	10,329	477,801

2)	To hold a non-binding advisory vote to approve the Company’s executive compensation;

For	Against	Abstain	Broker Non-Vote
6,209,334	13,296	2,320	477,801

3)	To ratify the Audit Committee’s appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the 2016 fiscal year.

For	Against	Abstain	Broker Non-Vote
6,700,551	2,000	200	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Change of Control Agreement between the Company and David M. Henderson dated April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:	/s/ David M. Henderson
Name: David M. Henderson
Title: Chief Financial Officer, Treasurer and Secretary

Date: April 8, 2016